Exhibit 99.2

Carpathia Acquisition, Inc. and Subsidiaries
Unaudited Consolidated Financial Statements
March 31, 2015

Table of Contents

Unaudited Consolidated Balance Sheet at March 31, 2015	2

Unaudited Consolidated Statements of Operations for the three months ended March 31, 2015 and 2014	3

Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2015 and 2014	4

Notes to Unaudited Consolidated Financial Statements	5

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Carpathia Acquisition, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheet

March 31, 2015

ASSETS
Current Assets
Cash	$5,638,752
Accounts receivable, net	10,736,650
Income tax refunds receivable	108,791
Prepaid expenses and other receivables	1,900,538
Total current assets	18,384,731

Property and equipment, net	76,589,830
Goodwill	52,318,135
Intangibles, net	1,371,714
Deferred financing costs, net	1,072,770
Other non-current assets	1,086,119
Rate cap agreements	21
$150,823,320

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Current portion of long-term debt	$739,700
Current portion of lease financing obligations	1,373,644
Current portion of capital lease obligations	4,889,019
Accounts payable and accrued liabilities	4,989,932
Accrued expenses	5,519,247
Deferred revenue	8,356,170
Total current liabilities	25,867,712

Long-Term Liabilities
Deferred rent	3,384,474
Lease financing obligations, net of current portion	18,797,332
Capital lease obligations, net of current portion	13,953,726
Deferred revenue	823,908
Deferred income taxes	5,300,725
Long-term debt	72,600,300
Total liabilities	140,728,177

Commitments and Contingencies

Stockholder's Equity	10,095,143
$150,823,320

See accompanying notes to financial statements.

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Carpathia Acquisition, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

	Three Months Ended March 31,
	2015	2014

Revenues	$21,939,160	$19,485,838
Cost of Sales	10,907,358	9,982,755
Gross profit	11,031,802	9,503,083

General and Administrative Expenses	8,123,914	8,306,442
Management Fees - Related Party	51,061	50,000
Loss on Sale of Property and Equipment	263	22,593
	8,175,238	8,379,035

Operating income	2,856,564	1,124,048

Other Income (Expense)
Interest expense, net	(2,017,239)	(2,306,962)
	(2,017,239)	(2,306,962)

Income (Loss) before provision for income tax expense	839,325	(1,182,914)

Provision for Income Tax Expense	204,613	204,129

Net income (loss)	$634,712	$(1,387,043)

See accompanying notes to financial statements.

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Carpathia Acquisition, Inc. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

	For the three months ended March 31,
	2015	2014
Cash Flows From Operating Activities
Net income (loss)	$634,712	$(1,387,043)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangibles	100,531	373,744
Amortization of deferred financing costs	130,633	110,429
Depreciation	4,663,843	4,571,682
Deferred rent	31,201	52,936
Deferred income taxes	201,158	201,232
Loss on sale of property and equipment	263	22,593
Change in fair value of interest rate cap	872	6,900
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(1,071,059)	(29,602)
Income tax refunds receivable	(39)	-
Prepaid expenses and other receivables	(49,672)	26,275
Other non-current assets	(87,478)	138,706
Increase (decrease) in:
Accounts payable and accrued liabilities	(1,147,542)	1,965,431
Accrued expenses	(1,405,894)	(3,653,029)
Deferred revenue	264,971	179,260
Net cash provided by operating activities	2,266,500	2,579,514
Cash Flows From Investing Activities
Funds transferred from restricted cash account	-	17,535
Purchase of property and equipment	(6,652,793)	(2,359,025)
Net cash used in investing activities	(6,652,793)	(2,341,490)
Cash Flows From Financing Activities
Proceeds from term loan	4,000,000	-
Principal payments on debt	(165,000)	(82,648)
Principal payments on lease financing obligations	(311,104)	(213,574)
Principal payments on capital lease obligations	(1,327,716)	(1,331,113)
Proceeds from the exercise of share options	-	205
Debt financing costs	(70,000)	(914,671)
Net cash provided by (used in) financing activities	2,126,180	(2,541,801)

Net decrease in cash	(2,260,113)	(2,303,777)

Cash
Beginning	7,898,865	4,385,839
Ending	$5,638,752	$2,082,062
Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$1,940,567	$3,301,510
Cash paid for income taxes	$3,460	$2,900

See accompanying notes to financial statements.

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Carpathia Acquisition, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

March 31, 2015

Note 1. Nature of Business, Basis of Presentation, and Significant Accounting Policies

Nature of business: Carpathia Acquisition, Inc. and its subsidiaries (collectively, the Company) is a provider of hosting, managed hosting, cloud solutions and related services to commercial companies and government entities. These services are provided under long-term recurring revenue contracts. The Company is headquartered in Dulles, Virginia, and provides services in numerous datacenters across the United States, Canada, Asia, and Europe.

Basis of Presentation: In the opinion of management for Carpathia Acquisition, Inc. and subsidiaries (collectively, the Company), the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the financial position of the Company as of March 31, 2015, and the results of its operations and cash flows for the three months ended March 31, 2015 and 2014.  The results of operations for the three months ended March 31, 2015 and 2014, are not necessarily indicative of the results to be expected for the full fiscal year. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial report of the Company for the year ended December 31, 2014.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The Company has one class of shares of common stock with a $0.01 par value. There were 1,000 shares authorized and 100 shares outstanding as of March 31, 2015 which were all held by Carpathia Holdings, LLC (the Parent). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Restricted cash: Restricted cash was related to a bank account which was used solely for the purpose of funding construction related to the transaction described in Note 9. During the three months ended March 31, 2014, the remaining balance in this account was used for construction costs.

Revenue recognition: The Company recognizes revenue when a contract has been executed, the contract price is fixed and determinable, delivery of services has occurred and collectability of the contract price is considered probable and can be reasonably estimated. The Company generates revenue from the colocation, managed solutions, and cloud services it provides to its customers. These services are provided under sales order contracts, which generally range from one to five years. The majority of the Company’s revenue is derived from recurring revenue contracts and most of these are non-cancellable. Most customers are billed monthly on or before the beginning of each month. Revenue for these services is recognized ratably as the services are delivered. Set-up fees are billed upon completion of contract implementation and recognized over 36 months.

Accounts receivable: Accounts receivable are generated from sales agreements with customers. Billed amounts represent invoices that have been prepared and sent to the customer. Unbilled amounts represent fees for services rendered that have not been billed. The Company evaluates the credit worthiness of its customers prior to extending credit and monitors collectability of accounts on a continuous basis. Accounts receivable are considered past due if the invoice has been outstanding more than 60 days. The Company does not charge interest on past due accounts receivable. The Company has established an allowance for doubtful accounts based on management’s estimate of potential losses. Accounts are written off when deemed uncollectible. The Company recorded an allowance for doubtful accounts of $646,354 as of March 31, 2015.

Property and equipment: Property and equipment are stated at cost or at the fair value of assets acquired upon acquisition. The Company follows the practice of capitalizing all expenditures for computers, furniture, equipment, and leasehold improvements in excess of $1,000 and with a useful life in excess of one year. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful lives or the term of the related lease. Upon retirement or sale of an asset, the cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is recognized in the consolidated statements of operations.

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Deferred financing costs: Deferred financing costs are amortized using the effective interest method over the term of the related debt financing.

Goodwill and other indefinite-lived intangible assets: The Company records as goodwill the excess of the purchase price over the fair value of the identifiable net assets and other intangibles acquired. Other indefinite-lived intangible assets consist of a trade name. The Company tests indefinite-lived intangible assets for impairment by using first an assessment of qualitative factors to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount. If, based on the qualitative assessment, the Company cannot conclude that it is more-likely-than-not that the fair value exceeds the carrying amount, the Company will test for impairment, which is performed annually or when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has concluded that goodwill and the trade name were not impaired as of March 31, 2015.

Long-lived assets: Intangible assets consist of definite-lived assets, including customer contracts and non-compete agreements. The fair value of the intangible assets was initially determined using the estimated future cash flows from the assets. The customer contracts have an estimated life of six to ten years and the non-compete agreements have an estimated life of four to five years. The intangibles are being amortized using an accelerated cash flow-based methodology over their respective estimated lives. The Company accounts for the valuation of long-lived assets under ASC 360-10-15, Impairment or Disposal of Long-Lived Assets. The standard requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by a comparison of the carrying amount of the assets to the future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.

Deferred revenue: Deferred revenue results when amounts billed under contract terms are in excess of revenue recognized in accordance with generally accepted accounting principles.

Income taxes: Under the provisions of the Internal Revenue Code (IRC) and applicable state laws, the Company’s Parent is taxed similarly to a partnership, and as a result, is not directly subject to income taxes. The results of its operations are included in the tax returns of its members.

Carpathia Hosting, Inc., a subsidiary of the Company, is taxed as a C Corporation under the provisions of the IRC. Deferred taxes are calculated using the liability method, whereby, deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company has adopted the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods. Management evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the consolidated financial statements. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2011.

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Derivative instruments: The Company adheres to the provisions of ASC 815, Derivatives and Hedging, to account for derivative instruments. All derivatives are recognized as either assets or liabilities at their fair value on the balance sheet, with the changes in the fair value reported in current period earnings. The Company currently has outstanding three interest rate cap agreements that are included on the consolidated balance sheet as other non-current assets, and the change in fair value is recorded on the consolidated statement of operations in interest expense. For the three months ended March 31, 2015 and 2014, the Company recognized reductions in fair value of $872 and $6,900, respectively.

Use of estimates: The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial credit risk: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Recent accounting pronouncements: In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which outlines a single, comprehensive model for accounting for revenue from contracts with customers, to be applied retrospectively. This standard is effective for the annual reporting period beginning after December 15, 2017. Early adoption is not permitted. The Company is not currently able to estimate the impact, if any, that the standard will have on the consolidated financial statements.

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, and not as a separate deferred charge. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments in this ASU are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted. The amendments are required to be applied on a retrospective basis, and upon transition, an entity is required to comply with the applicable disclosures for a change in an accounting principle. Adoption of this standard will affect the Company’s consolidated balance sheets.

Note 2. Identifiable Intangible Assets

Identifiable intangible assets as of March 31, 2015 consist of the following:

	Estimated	Gross	Accumulated
	Useful Lives	Amount	Amortization	Net

Customer contracts and relationships	6 – 10 years	$18,782,000	$18,078,286	$703,714
Trade name	Indefinite	668,000	-	668,000
		$19,450,000	$18,078,286	$1,371,714

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Note 3. Accounts Receivable

Accounts receivable as of March 31, 2015 consist of the following:

Billed	$11,180,820
Unbilled	202,184
Total receivables	11,383,004
Less allowance for doubtful accounts	646,354
Total accounts receivable	$10,736,650

Note 4. Property and Equipment

Property and equipment as of March 31, 2015 consist of the following:

	Estimated Useful Lives	Amount

Land	–	$750,000
Buildings	22 to 29 years	750,000
Building improvements	2 to 14 years	42,478,282
Computer equipment	1 to 3 years	52,209,729
Software	1 to 3 years	7,693,500
Office furniture and equipment	1 to 3 years	1,095,034
Leasehold improvements	Life of lease	7,674,945
Construction-in-progress	–	9,550,523
Capital lease assets (Note 10)	Life of lease	37,358,406
		159,560,419
Less accumulated depreciation		82,970,589
		$76,589,830

Note 5. Accrued Expenses

Accrued expenses as of March 31, 2015 consist of the following:

Accrued operating expenses	$3,125,305
Accrued payroll and commissions	1,664,265
Accrued bonuses	504,468
Accrued interest	-
Other accrued expenses	225,209
Total accrued expenses	$5,519,247

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Note 6. Long-Term Debt

The Company has a credit agreement with a syndicate of lenders. The agreement includes a revolving loan commitment (line of credit) of $8,000,000 and a term loan commitment (term loan) of $70,000,000. There is also a delayed draw term loan that will be funded as needed up to $19,000,000.

On March 18, 2014, the Company amended its credit agreement to: (1) increase the total commitment to $70,000,000; (2) change the interest rate applicable margin; (3) revise the required quarterly principal payment amounts; (4) extend the maturity date to March 19, 2019; and (5) amend the definition of certain financial covenants. The Company also paid approximately $927,000 of financing costs related to the amendment. The costs were capitalized as deferred financing costs for the year ended December 31, 2014. Amortization recorded to interest expense during the three months ended March 31, 2015 and 2014, totaled $130,633 and $110,429, respectively. During the three months ended March 31, 2015, the Company borrowed $4,000,000 against the delayed draw term loan.

There were no outstanding borrowings on the line of credit as of March 31, 2015. The outstanding balance on the term loan and delayed draw term loan in aggregate was $73,340,000 as of March 31, 2015.

The credit agreement is collateralized by substantially all of the Company’s tangible and intangible assets. Under the agreement, the Company is subject to certain financial and operating covenants and restrictions. The financial covenants consist of a senior leverage to adjusted EBITDA ratio, fixed charge coverage ratio and maximum capital expenditures test.

The term loan requires principal payments each quarter based on a specified payment schedule, with the unpaid balance due at maturity, which is March 19, 2019. Interest on borrowings under the agreement is based on the Company’s option of either (i) the base rate, as defined in the agreement, plus an applicable margin, or (ii) the LIBOR rate (as defined) plus an applicable margin (5.50% at March 31, 2015). Interest expense on the term loan was $992,305 and $1,164,126 for the three months ended March 31, 2015 and 2014, respectively.

The Company has two interest rate cap agreements with notional amounts of $23,146,050 and $10,000,000. The Company paid a fixed amount in order to cap the term loan rate at 2.00% per annum. The fixed amount is now recorded at its fair value as a non-current asset on the consolidated balance sheet.

Annual maturities of the term loan and delayed draw term loan are as follows:

Period Ending December 31,

2015 (April - December)	$554,850
2016	739,104
2017	3,610,045
2018	3,670,530
2019	64,765,471
$73,340,000

Note 7. Income Taxes

The provision for income tax expense consists of the following:

	March 31, 2015	March 31, 2014
Federal
Deferred income tax (benefit) expense	$146,061	$(69,775)

State
Current income tax expense	3,455	2,897
Deferred income tax expense	55,097	271,007

Total income tax expense	$204,613	$204,129

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The difference between the applicable U.S. federal statutory rate of 34% and the actual tax rate for the three months ended March 31, 2015 and 2014, can be attributed to non-deductible items, state and foreign taxes, and changes to the valuation allowance, since it was determined that it was more likely than not that the deferred tax assets would not be realized given continued taxable losses.

Note 8. 2008 Unit Plan

The Board of Managers adopted the 2008 Unit Plan (the Plan). The Plan authorizes the Company to sell restricted units or grant options to purchase restricted common units in Carpathia Holdings, LLC to designated employees or non-employees. Under the Plan, the maximum number of units which may be subject to options issued or sold under the Plan is 6,786,984 Class A Common Units. The units may be authorized but unissued or reacquired common units.

If an option or unit purchase right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased units become available for future grant or sale under the Plan (unless the Plan has terminated). However, units that have actually been issued under the Plan, upon exercise of either an Option or Unit Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if restricted units are repurchased by the Company at their original purchase price, such units shall become available for future grant under the Plan.

The Company entered into Restricted Unit Purchase Agreements with two employees during the year ended December 31, 2012. The employees issued $104,062 in notes payable to the Company in exchange for 400,235 shares of Class A common shares under these agreements. The notes accrue interest at 0.88% per annum and mature on the earlier of (1) a change of control, (2) termination of employment with the Company, or (3) the fifth anniversary of the grant date.

The options granted before 2012 vest over four years. Options granted in 2012 vest upon change of control. The fair value of the options granted to date was determined to be nominal, and as such, no compensation expense was recorded for the three months ended March 31, 2015 and 2014.

A summary of the status of the Company’s unit plan as of March 31, 2015, and changes during the quarter then ended, is as follows:

			Weighted-Average
		Weighted-	Remaining
		Average	Contractual Term
	Shares	Exercise Price	(Years)

Options outstanding, beginning of quarter	2,651,980	$0.134
Exercised during the quarter	-	-
Forfeited during the quarter	-	-
Options outstanding, end of quarter	2,651,980	$0.134	4.89

Exercisable, end of quarter	1,536,618	$0.054	4.14

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Note 9. Lease Financing Obligations

The Company entered into a lease financing agreement, in connection with a $4,814,548 tenant improvement allowance on one of their datacenter lease agreements. The financing bears interest at 10% per annum and requires monthly payments of principal and interest of $61,950 through February 2019. The outstanding balance on the financing agreement was $2,400,971 as of March 31, 2015. Depreciation expense on the related leasehold improvements was $112,841 for both the three months ended March 31, 2015 and 2014, and was charged as a direct expense on the consolidated statements of operations. Accumulated depreciation related to the leasehold improvements was $3,121,934 as of March 31, 2015.

As of March 31, 2015, the Company has a financing obligation totaling $17,770,005 related to a sale-leaseback transaction where the Company has continuing involvement. On December 23, 2011, the Company sold the shell of a building and the associated land to an unrelated third party for $1,500,000. The Company will lease the property back and is a party to an agreement with the same third party to construct a new building on the adjoining property for use as a datacenter. The Company is primarily responsible for financing the improvements and outfitting the building with the necessary equipment. The third party will lease back the new building in stages to the Company as the various stages are completed. The rental payments will be based upon the construction costs funded by the third party, plus an applicable mark-up. The imputed interest rates range from 9-10%. In accordance with ASC 840-40, Leases, the Company has continuing involvement with the related leased assets; therefore, the Company will continue to account for the existing building shell and the associated land as fixed assets and will capitalize the construction costs of the new building.

Due to the Company’s continuing involvement, the Company is precluded from recording this transaction as a sale; therefore, the Company recorded the $1,500,000 proceeds as a financing obligation. The financing obligation is reduced as rental payments are made, starting in January 2012, on the existing building. Rental payments, which will include amounts attributable to both principal and interest, were $15,000 per month initially. The newly constructed building was inhabited by the Company beginning in March 2013, at which time rental payments of $176,328 per month and depreciation began. Depreciation expense on the related asset was $367,350 for both the three months ended March 31, 2015 and 2014, respectively, and was charged as a direct expense on the consolidated statements of operations. Accumulated depreciation related to the asset was $3,061,253 as of March 31, 2015.

Annual estimated maturities of the lease financing obligations as of March 31, 2015, are as follows:

Period Ending December 31,

2015 (April - December)	$1,012,675
2016	1,531,466
2017	1,761,859
2018	2,017,271
2019	1,656,975
Thereafter	12,190,730
$20,170,976

Note 10. Commitments and Contingencies

Operating leases: The Company leases office space under an operating lease that expires in 2024. Total rent expense charged to operating expense for office space for the three months ended March 31, 2015 and 2014, was $220,962 and $215,582, respectively. Future minimum lease payments required under this lease are follows:

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Period Ending December 31,

2015 (April - December)	$664,721
2016	907,766
2017	930,580
2018	953,894
2019	977,708
Thereafter	4,345,041
$8,779,710

In addition, the Company leases datacenter space in several locations under long-term non-cancellable lease agreements expiring through 2026. Rent expense related to these agreements is recorded as a direct expense. Total rent expense for these locations for the three months ended March 31, 2015 and 2014, was $3,593,733 and $3,617,680, respectively.

Future minimum lease payments required under these leases are as follows:

Period Ending December 31,

2015 (April - December)	$4,650,725
2016	4,515,752
2017	3,218,701
2018	2,459,988
2019	2,406,739
Thereafter	18,182,383
$35,434,288

Capital leases: The Company has entered into financing-type agreements for datacenter space under two lease agreements expiring through 2019. Total monthly payments range from $199,900 to $485,300 over the lives of the leases. In 2013, the Company entered into seven additional equipment leases, expiring through 2016. Under the capital leases, monthly payments range from $5,000 to $90,000. The imputed interest rate is approximately 8.5% for the space and equipment leases. Future payment obligations, together with the present value of the net minimum lease payments at March 31, 2015, are as follows:

Period Ending December 31,

2015 (April - December)	$4,865,867
2016	5,658,767
2017	5,701,691
2018	5,457,278
2019	311,007
21,994,610
Less amount representing interest	3,151,865
18,842,745
Less current portion	4,889,019
Long-term obligation	$13,953,726

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Depreciation expense related to capital leases for the three months ended March 31, 2015 and 2014, was $1,077,722 and $1,114,323, respectively. For the three months ended March 31, 2015 and 2014, $811,848 of depreciation expense was charged as a direct expense on the consolidated statements of operations related to the datacenter space. Accumulated depreciation related to capital lease assets was $23,880,829 as of March 31, 2015.

Legal matters: The Company is involved in legal disputes from time to time in the ordinary course of business. Management does not believe that these disputes require adjustment to the consolidated financial statements.

Note 11. Rental Income

The Company has entered into an operating lease agreement expiring in 2018 for certain of its datacenter space. The rental income recorded under this agreement is recorded as revenue. The Company’s obligations associated with this agreement are included in Note 10. Total rental income recorded for the three months ended March 31, 2015 and 2014, was $2,880,443 and $2,752,774, respectively.

Total future rental payments to be received are as follows:

Period Ending December 31,

2015 (April - December)	$8,806,999
2016	10,818,137
2017	11,126,824
2018	1,038,828
$31,790,788

Note 12. Major Customers

For the three months ended March 31, 2015 and 2014, two customers each had revenues in excess of 10% of total revenue and accounted for approximately 28% and 24% of the Company’s recurring revenue, respectively. Accounts receivable from these customers totaled approximately $4,233,453 as of March 31, 2015. Deferred revenue totaling approximately $1,563,714 is recorded at March 31, 2015, for prepayments received from these customers.

Note 13. Related Party Transactions

The Company has entered into a management agreement with the Parent company’s majority member, whereby, the member is paid certain fees for general management, transactional, financial, and other corporate advisory services. The management fee is $200,000 per year, to be paid on a quarterly basis, plus reasonable and customary out-of-pocket expenses associated with services to the Company. Fees paid under this agreement for the three months ended March 31, 2015 and 2014, totaled $51,061 and $50,000, respectively, and are recorded on the consolidated statements of operations.

Note 14. Subsequent Events

The Company has evaluated subsequent events through June 1, 2015, the date on which the consolidated financial statements were available to be issued.

On May 6, 2015, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with QTS Realty Trust, Inc. (“QTS”), pursuant to which QTS will acquire indirectly 100% of the outstanding stock of Carpathia Hosting, Inc. for approximately $326 million. Upon completion of this transaction, Carpathia Acquisition, Inc. and its subsidiaries, including Carpathia Hosting, Inc., will become indirect, wholly-owned subsidiaries of QTS. Additionally, there are Carpathia executives that will be paid bonuses upon the change in control when this transaction closes.

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